                               1,800,000 Shares*

                              AULT INCORPORATED

                                Common Shares
                          (No Par Value Per Share)

                         AGREEMENT AMONG UNDERWRITERS

                                                               November __, 1996


Principal Financial Securities, Inc.
Cruttenden Roth Incorporated
701 Fourth Avenue South, Suite 1100
Minneapolis, Minnesota 55415

Ladies and Gentlemen:

     We understand that Ault Incorporated, a Minnesota corporation (the "Company") desires to enter into an agreement substantially in the form of Exhibit A hereto (with such changes as are made in accordance with Section 1 hereof, the "Underwriting Agreement") with you and the other prospective underwriters, if any, named in Schedule A to the Underwriting Agreement for the sale by the Company to the Underwriters (as defined below), severally and not jointly, of an aggregate of 1,800,000 shares (the "Firm Shares") of Common Stock, no par value per share, of the Company ("Common Stock"). In addition, the Company proposes to grant to the Underwriters, pursuant to the Underwriting Agreement, an option to purchase up to an aggregate of 270,000 additional shares (the "Option Shares") of Common Stock for the purpose of covering over-allotments, if any, in connection which the sale of the Firm Shares; and to sell to the Lead Underwriter (as hereinafter defined), for $100.00, a warrant to purchase up to 144,900 shares of Common Stock on the terms and conditions set forth in the Underwriting Agreement and the warrant attached to the Underwriting Agreement as Exhibit A (the "Underwriter's Warrant"). The Firm Shares and any Option Shares purchased pursuant to the Underwriting Agreement are herein called the "Shares."

     We understand that changes may be made in those who are to be Underwriters and in the respective numbers of Shares to be purchased by them, but that the number of Shares to be purchased by the Underwriters as set forth in Schedule A to the Underwriting Agreement will not be changed without the consent of the Underwriters except as provided herein or in the Underwriting Agreement. The Parties on whose behalf you execute the Underwriting Agreement are herein called the "Underwriters," and you, co-managers of the Offering, are

--------------------
  *Plus an option to purchase up to 270,000 additional shares to cover over-allotments.

herein called the "Representatives." As further described hereinafter the Representatives are authorized to exercise all the authority and discretion vested in the Underwriters by the provisions of this Agreement, the Underwriting Agreement or any Selected Dealer Agreements (as defined below).

     We desire to confirm the agreement among you, the undersigned and the other Underwriters, if any, with respect to the purchase of the Shares by the Underwriters, severally and not jointly, from the Company. The aggregate number of Shares that any Underwriter will be obligated to purchase pursuant to the terms of the Underwriting Agreement is herein called the "Underwriting Obligation" of that Underwriter.

     1. AUTHORITY OF REPRESENTATIVES; COMPENSATION. We hereby authorize the Representatives on our behalf, (a) to enter into the Underwriting Agreement with the Company in substantially the form attached hereto as EXHIBIT A, but with such changes therein as the Representatives may deem appropriate (other than as to the purchase price of the Shares to be purchased by the Representatives or, except as provided herein or in the Underwriting Agreement, as to the number of Shares to be purchased by the Underwriters), providing for the purchase by us, severally and not jointly, from the Company, at the purchase price per share determined as set forth in said EXHIBIT A, of the number of Firm Shares set forth opposite our name in SCHEDULE A to said EXHIBIT A, and our proportionate share of the Option Shares (but not of the Underwriter's Warrant) that the Representatives determines to purchase from the Company, (b) to take all such actions as the Representatives, in their discretion, may deem necessary or desirable in order to carry out the provisions of the Underwriting Agreement and of this Agreement and the sale and distribution of the Shares, and (c) to determine all matters relating to the public advertisement of the Shares.

     As our share of the compensation for your services hereunder, we will pay you, and we authorize you to charge to our account on the Closing Date and the Additional Closing Dates referred to in the Underwriting Agreement, a sum equal to not more than $_________ of the underwriting discount per share for each share of Stock which we are then obligated to purchase from the Company pursuant to the Underwriting Agreement.

     2. PUBLIC OFFERING OF SHARES. The sale of the Shares to the public is to be made, as herein provided, as soon after the Registration Statement (as defined in the Underwriting Agreement) becomes effective as is advisable in the judgment of the Representatives. The purchase price to be paid by the Underwriters for the Shares and the initial public offering price are to be determined by agreement between the Representatives and the Company. The Shares shall be first offered to the public at the initial public offering price as so determined (the "Initial Public Offering Price"). The Representatives will advise us by telegram, telex, facsimile transmission or other written form of communication (electronic or otherwise) or orally by telephone of the date on which the Shares shall be released for offering, the date on which the Registration Statement shall become effective and the price at which the Shares are initially to be offered. We agree not to sell any of the Shares until the Representatives have released the Shares for that purpose. We authorize the Representatives, after the initial public offering, to change the public offering price, the concession and the reallowance if, in the discretion of the Representatives, such action becomes desirable by reason of changes in general market conditions or otherwise. The public offering price at the time in effect is herein called the "Offering Price." After notice from the Representatives that the Shares are released for public sale, we will offer to the public, in conformity with the provisions hereof and with the terms of offering set forth in the Prospectus (as defined in the Underwriting Agreement), such shares of the Firm Shares allocated to us as the Representatives advise us are not reserved.

     3. OFFERING TO DEALERS AND RETAIL SALES. We authorize the Representatives to reserve for offering and sale, and on our behalf to sell, to retail purchasers (such sales being herein called "Retail Sales") and to dealers selected by the Representatives (such dealers, which may include any of the Underwriters, being herein called "Selected Dealers") all or any part of our Underwriting Obligation as the Representatives, in their discretion, shall determine. Such sales, if any, shall be made (a) in the case of Retail Sales, at the Offering Price and (b) in the case of sales to Selected Dealers, at the Offering Price less such concession or concessions as the Representatives, in their discretion, shall determine. Except for such sales as are designated by a purchaser to be for the account of a particular Underwriter or Selected Dealer, any sales to Selected Dealers made for our account shall be as nearly as practicable in the ratio that the number of Shares reserved for our account for offering to Selected Dealers bears to the aggregate number of Shares of all Underwriters so reserved.

     The Representatives shall notify us promptly on the date of the public offering as to the number of Shares, if any, that we may retain for direct sale by us. Prior to the termination of the provisions referred to in Section 13 hereof, the Representatives may reserve for offering and sale as hereinbefore provided any Shares theretofore retained by us remaining unsold and we may, with the consent of the Representatives, retain any Shares theretofore reserved by the Representatives remaining unsold.

     We agree that, from time to time prior to the termination of the provisions referred to in Section 13 hereof, we shall furnish to the Representatives such information as they may request in order to determine the number of shares of our Underwriting Obligation that then remain unsold and we shall upon the request of the Representatives sell to the Representatives for the account of any Underwriter as many of such unsold Shares as the Representatives may designate at the Offering Price, less all or any part of the concession to Selected Dealers as the Representatives, in their discretion, shall determine. The provisions of Section 4 hereof shall not be applicable in respect of any such sale.

     We authorize the Representatives to determine the form and manner of any communications or agreements with Selected Dealers. In particular, any agreements with Selected Dealers (collectively, the "Selected Dealer Agreements") shall be in the form of EXHIBIT B hereto with such changes therein as the Representatives, in their discretion, shall determine to be necessary or desirable. The Representatives are authorized to act as manager under any Selected Dealer Agreements and we agree, in such event, to be governed by the terms and conditions of any Selected Dealer Agreements.

     It is understood that any Selected Dealer to whom an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business and shall either (a) represent that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (b) represent that it is a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and agree not to make any offers or sales of Shares within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and each Selected Dealer who is not a member of the NASD also shall agree to comply with (x) the NASD's interpretation with respect to free-riding and withholding, (y) the provisions of Sections 8 and 36 of Article III of the NASD's Rules of Fair Practice as though such Selected Dealer were a member of the NASD, and (z) Section 25 of
Article III of the NASD's Rules of Fair Practice as that Section applies to a non-member foreign dealer. The several Underwriters may allow, and the Selected Dealers, if any, may reallow, such concession or concessions as the Representatives may determine from time to time on sales of Shares to any qualified dealer, all subject to the Rules of Fair Practice of the NASD.

     The Representatives, and any of the several Underwriters with the prior consent of the Representatives, may make purchases or sales of Shares from or to any of the other Underwriters, at the Offering Price less all or any part of the gross spread, and from or to any of the Selected Dealers at the Offering Price less all or any part of the concession to Selected Dealers. Upon the request of the Representatives, we will advise the Representatives of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

     4. REPURCHASES IN THE OPEN MARKET. Any Shares sold by us (otherwise than through the Representatives) that shall be contracted for or purchased in the open market by the Representatives on behalf of any Underwriter or Underwriters shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any Shares delivered on such repurchase need not be the identical shares originally sold by us. In lieu of delivery of such shares to us, the Representatives may sell such shares in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale, or charge our account with an amount not in excess of the concession to Selected Dealers.

     5. DELIVERY AND PAYMENT. Upon the request of the Representatives, we shall deliver to the Representatives payment for the Shares to be purchased by us under the Underwriting Agreement in an amount equal to the Initial Public Offering Price for such Shares less concessions to Selected Dealers. Such payment shall be made in such form and at such time and place as may be specified in such request, and we authorize the Representatives to make payment for such Shares against delivery thereof for our account hereunder.
If we are a member of or clear through a member of The Depository Trust Company, the Representatives may, in their discretion, deliver Shares to us through the facilities of The Depository Trust Company.

     The Representatives shall remit to us, as promptly as practicable, the amounts received by them from Selected Dealers and retail purchasers as payment in respect of Shares sold by the Representatives for our account pursuant to Section 3 hereof for which payment has been received. Shares purchased by us under the Underwriting Agreement and not reserved or sold by the Representatives for our account pursuant to Section 3 hereof shall be delivered to us as promptly as practicable after receipt by the Representatives. Any Shares purchased by us and so reserved that remain unsold at any time prior to the settlement of accounts hereunder may, in the discretion of the Representatives, and shall, upon the request of the Representatives, be delivered to us, but, until termination of the Selected Dealer Agreements pursuant to their terms, such delivery shall be for carrying purposes only. In the event Shares reserved for sale in Retail Sales or to Selected Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree (a) to accept delivery when tendered by the Representatives of any Shares so reserved for our account and not so purchased and paid for and (b) if we shall have received payment from the Representatives in respect of any such Shares, to reimburse the Representatives on demand for the full amount that they shall have paid us in respect of such Shares.

     In the event of our failure to tender payment for Shares as provided in the Underwriting Agreement, the Representatives shall have the right to arrange for other persons, who may include Representatives or any other Underwriters to purchase such Shares that we had agreed to purchase, but without relieving us from liability for our default.

     6. AUTHORITY TO BORROW. We authorize the Representatives to advance funds for our account (charging current interest rates) and to arrange loans for our account or the account of the Underwriters for the purpose of carrying out the provisions of this Agreement, and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security therefor all or any part of the Shares constituting our Underwriting Obligation and all or any part of the Common Stock purchased hereunder for our account. Any lender is hereby authorized to accept the instructions of the Representatives in all matters relating to such loans. Any part of the Shares and Common Stock so held by the Representatives may be delivered to us for carrying purposes and, if so delivered, will be redelivered to the Representatives upon demand.

     7. ALLOCATION OF EXPENSES AND LIABILITY. We agree to pay, and authorize the Representatives to charge our account with, (a) all transfer taxes on sales made by the Representatives for our account, except as herein otherwise provided, and (b) our proportionate share (based on our Underwriting Obligation) of all expenses incurred by the Representatives in connection with the purchase, carrying, sale and distribution of the Shares and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. The Representatives' determination of all such expenses and their allocation thereof shall be final and conclusive. The Representatives may at any time make partial distributions of credit balances or call for payment of debit balances. Funds for our account at any time in the hands of the Representatives may be held in their general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us, provided that the Representatives may establish such reserves as they, in their discretion, shall deem necessary or desirable to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities incurred by the Representatives for the accounts of the several Underwriters.

     8. LIABILITY FOR FUTURE CLAIMS. Neither any statement by the Representatives of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Shares shall constitute any representation by the Representatives as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand,
(a) our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities that may be incurred by or for the accounts of the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

     9. STABILIZATION AND OVER-ALLOTMENT. We authorize the Representatives on our behalf and for our account, during the term of this Agreement, in their discretion, and without obligating them to do so, (a) to buy and sell shares of Common Stock in the open market or otherwise for either long or short account, on such terms and at such prices as they may determine and (b) in arranging for sales, to over-allot and cover such over-allotments, PROVIDED that at no time shall the net commitment of any Underwriter under authority of this Section 9, either for long or short account, exceed an amount equivalent to 15% of the Underwriting Obligation of such Underwriter. During or after the term of this Agreement the Representatives may cover any short position incurred under the preceding sentence by purchase of Option Shares from the Company pursuant to the action contained in Section 2(b) of the Underwriting Agreement or otherwise. All purchases, sales and over-allotments under authority of this Section shall be for the accounts of each of the several Underwriters as nearly as practicable in proportion to their respective Underwriting Obligations. We agree to take up at cost on demand any shares of Common Stock so purchased for our account and to deliver on demand any shares of Common Stock so sold or over-allotted for our account. We also authorize the Representatives to deliver Shares to be purchased by us under the Underwriting Agreement or hereunder and any other shares of Common Stock purchased by the Representatives for our account pursuant to this Section 9, against sales made by the Representatives for our account pursuant to any provisions of this Agreement. Notwithstanding the foregoing limitations, in the event of a default by one or more Underwriters in respect of their obligations under this paragraph, each non-defaulting Underwriter shall assume its proportionate share of the obligations of such defaulting Underwriter without relieving such defaulting Underwriter of its liability hereunder.

     In the event that the Representatives effect any stabilizing purchases pursuant to this Section 9, they will notify each Underwriter promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing is terminated. We agree that we will not, at any time prior to the termination of this Agreement, (a) effect any stabilizing purchases without the prior written consent of the Representatives or (b) otherwise bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any Common Stock other than (i) with the prior written consent of the Representatives, (ii) as otherwise explicitly provided for in this Agreement or the Underwriting Agreement relating to the Shares or (iii) purchases or sales as broker on unsolicited orders for the accounts of others.
 We authorize the Representatives to file with the Securities and Exchange Commission (the "Commission") all notices and reports that may be required as a result of any transactions made pursuant to this Section 9.

     We agree to advise the Representatives, from time to time upon request of the Representatives during the term of this Agreement, of the number of Shares retained by us or purchased by us from other Underwriters and Selected Dealers remaining unsold, and will, upon the Representatives' request, release to the Representatives for the accounts of one or more of the several Underwriters, such number of Shares as the Representatives designates at such price, not less than the net price to Selected Dealers or more than the public offering price, as the Representatives may determine.

     If, pursuant to the provisions of the first paragraph of this Section 9 and prior to the termination of this Agreement (or such earlier date as the Representatives may have determined on notice to the Underwriters) the Representatives purchase or contract to purchase any Shares that were retained by or released to us for direct sale, which shares were theretofore not effectively placed for investment by us, we authorize the Representatives, in their discretion, either to charge our account with an amount equal to the concession to Selected Dealers with respect thereto or to require us to repurchase such shares at a price equal to the total cost of such purchase, including commissions, if any, and transfer tax on the redelivery. Shares delivered on such purchase need not be the identical shares originally purchased by and delivered to us.

     Upon the termination of this Agreement, the Representatives are authorized in their discretion, in lieu of delivering to us any Shares then held for our account pursuant to this Section 9, to sell such shares for our account at such price or prices as the Representatives may determine and debit or credit our account for the loss or profit resulting from such sale.

     10. OPEN MARKET TRANSACTIONS. We agree that we will not make bids or offers, or make or induce purchases for our own account or the accounts of customers, in the open market or otherwise, either before or after the purchase of the Shares and for either long or short account, of any shares of Common Stock, or any right to purchase any such security except (a) as provided in this Agreement, the Underwriting Agreement or any Selected Dealer Agreement or otherwise approved by the Representatives in writing, (b) in brokerage transactions not involving solicitation of the customer's order, and
(c) in connection with option and option-related transactions that are consistent with the Commission's "no-action" position set forth in Release No. 17609, as amended in Release No. 1956S, under the Exchange Act. We further agree that we will not lend, either before or after the purchase of the Shares, any shares of Common Stock to any customer, Underwriter, Selected Dealer or any other securities broker or dealer. Prior to the completion (as defined in Rule 10b-6 of the Exchange Act) of our participation in the distribution, we will otherwise comply with Rule 10b-6 under the Exchange Act.

     11. BLUE SKY LAWS. Prior to the initial offering by the Underwriters, the Representatives shall inform us as to the states and other jurisdictions under the respective securities or blue sky laws of which it is believed that the Shares have been qualified for sale or are exempt from such qualification, but the Representatives do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or dealer to offer or sell the Shares in any state or other jurisdiction.

     12. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event of such a default by one or more Underwriters, the Representatives are authorized increase, prorata with the other non-defaulting Underwriters, the number of Shares that we shall be obligated to purchase from the Company; PROVIDED, HOWEVER, that the aggregate of all such increases for all non-defaulting Underwriters shall not exceed 10% of the Shares and, if the aggregate number of the Shares not taken up by such defaulting Underwriters exceeds such 10%, the Representatives are further authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include the Representatives or any other non-defaulting Underwriter, if any, of all or a portion of the Shares not taken up by such defaulting Underwriters. In the event any such increases or arrangements are made, the respective numbers of the Shares to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the Underwriters' obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default.

     In the event of a default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any shares of Common Stock purchased by the Representatives for the Underwriters' respective accounts pursuant to Section 9 hereof, or to deliver any such shares of Common Stock sold or over-allotted by the Representatives for the Underwriters' respective accounts pursuant to any provision of this Agreement, and to the extent that arrangements shall not have been made by the Representatives for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

     13. TERMINATION. Section 2; the second paragraph and the first sentence of the third paragraph of Section 3; Section 4; the first sentence of Section 9 and Section 10 hereof will terminate at the close of business on the forty-fifth calendar day after the effective date of the Registration Statement, unless extended or sooner terminated as hereinafter provided. The Representatives may extend such provisions, or any of them, for a period not to exceed 30 additional calendar days by notice to us to such effect. The Representatives may terminate any of such provisions at any time by notice to us, and the Representatives may terminate all such provisions at any time by notice to us to the effect that the offering provisions of this Agreement are terminated.

     14. GENERAL POSITION OF THE REPRESENTATIVES. In taking action under this Agreement, the Representatives shall act only as agent of the several Underwriters. The authority of the Representatives shall include the taking of such actions as they may deem necessary or desirable in respect of all matters pertaining to any and all offers and sales of the Shares, including the right to make any modifications that they consider necessary or desirable in the arrangements with Selected Dealers or others. The Representatives shall be under no liability for or in respect of the value of the Shares; the validity or the form of the Shares, the Registration Statement, the Prospectus or agreements or other instruments executed by the Company or others; the delivery of the Shares; or the performance by the Company or others of any agreement on its or their part. Representatives shall not be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith and except for any liability arising under the Securities Act of 1933, as amended (the "Act"). Only obligations expressly assumed herein by the Representatives as such shall be implied from this Agreement.
In representing the Underwriters hereunder, the Representatives shall act as representative of each of the Underwriters respectively. Nothing herein contained shall constitute the several Underwriters partners with the Representatives or with each other or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof or Section 11 of the Underwriting Agreement. If the Underwriters shall be deemed to constitute a partnership for Federal income tax purposes, it is our intent that the Underwriters be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. We elect to be so excluded and agree not to take any position inconsistent with such election. We authorize the Representatives, in their discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective Underwriting Obligations and are not joint.

     Except as otherwise provided, all actions that may or shall be taken by the Representatives pursuant to any provision of this Agreement, the Underwriting Agreement, any Selected Dealer Agreement or any other document relating to the offering and sale of the Shares may be taken, notwithstanding any other provision hereof or any provision of the Underwriting Agreement, any Selected Dealer Agreement or any such other document, by Representatives. In furtherance of the foregoing, Representatives is authorized to exercise all the authority and discretion vested in the Underwriters by the provisions of this Agreement, the Underwriting Agreement or any Selected Dealer Agreements.

     15. ACKNOWLEDGMENT OF RECEIPT OF REGISTRATION STATEMENT, ETC. We hereby confirm that we have examined the Registration Statement as heretofore filed by the Company with the Commission and each amendment thereto, if any, filed through the date hereof, that we are willing to be named as an underwriter therein and to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We confirm that we have authorized the Representatives to advise the Company on our behalf (a) as to the statements to be included in any Preliminary Prospectus (as defined in the Underwriting Agreement) and in the Prospectus under the heading "Underwriting" insofar as they relate to us and (b) that there is no other information about us required to be stated in the Registration Statement or Prospectus. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any further amendments or supplements to the Registration Statement and of any amended or supplemented Prospectus promptly, if and when received by the Representatives, but the making of such changes, amendments and supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

     16. (a) INDEMNITY. We agree to indemnify and hold harmless each other Underwriter (including the Representatives) and any person who controls any such Underwriter within the meaning of Section 15 of the Act, to the extent that, and upon the terms on which, we agree to indemnify and hold harmless the Company and other specified persons as set forth in the Underwriting Agreement. Our indemnity agreement contained in this Section 16 shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person and shall survive the delivery of any payment for the Shares and the termination of this Agreement and the similar agreements entered into with the other Underwriters.

          (b) CLAIMS AGAINST UNDERWRITERS. Each Underwriter (including the Representatives) will pay, upon the request of the Representatives, as contribution, their proportionate share (based upon their Underwriting Obligation) or any loss, claim, damage or liability, joint or several, paid or incurred by any Underwriter (including the Representatives) to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus or any other selling or advertising material approved by the Representatives for use by the Underwriters in connection with the sale of the Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished to the Company through the Representatives by or on behalf of an Underwriter expressly for use therein) or relating to any transaction contemplated by this Agreement; and will pay such proportionate share of any legal or other expense reasonably incurred by the Representatives or with their consent in connection with investigating or defending against any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of our obligation under this paragraph, appropriate adjustment may be made by the Representatives to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company pursuant to Section 7 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, claim, damage, liability or expense that is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, the Representatives may take such action in connection therewith as they deem necessary or desirable, including retention of counsel for the Underwriters, and in their discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by the Representatives shall be included in the amounts payable pursuant to this paragraph. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense incurred by any person who controls any Underwriter within the meaning of Section 15 of the Act that has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain, at its own expense, its own counsel. The Representatives may settle or consent to the settlement of any such claim on advice of counsel retained by them. Whenever the Representatives receive notice of the assertion of any claim to which the provisions of this paragraph would be applicable, they shall give prompt notice thereof to each Underwriter. If one or more Underwriters default in their obligation to make any payments under this paragraph, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon the proportion the Underwriting Obligation of such non-defaulting Underwriter bears to the aggregate Underwriting Obligations of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

     17. CAPITAL REQUIREMENTS. We confirm that the incurring by us of our obligations under this Agreement and under the Underwriting Agreement will not place us in violation of the net capital requirements of Rule 15c3-l under the Exchange Act or of any applicable rules relating to capital requirements of the NASD, if we are a member, or of any securities exchange to which we are subject.

     18. UNDERTAKING TO MAIL PROSPECTUSES. As contemplated by Rule l5c2-8 under the Exchange Act, the Representatives agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in said Rule, the mailing to be made to the address given in the request. We confirm that we have delivered all Preliminary Prospectuses and revised Preliminary Prospectuses, if any, required to be delivered under the provisions of said Rule 15c2-8 and agree to deliver all Prospectuses required to be delivered thereunder. We acknowledge that the copies of the Preliminary Prospectuses furnished to us have been distributed to dealers who have been notified of the foregoing requirements pertaining to the delivery of Preliminary Prospectuses and Prospectuses. The Representatives have heretofore delivered to us such number of copies of Preliminary Prospectuses as have been reasonably requested by us, receipt of which is hereby acknowledged, and will deliver such number of copies of Prospectuses as will be reasonably required by us. We have made a record of our distribution of each Preliminary Prospectus, and when furnished with copies of any revised Preliminary Prospectus we have, upon your request, promptly forwarded copies thereof to each person to whom we had theretofore distributed Preliminary Prospectuses.

     19. MISCELLANEOUS. Any notice hereunder from the Representatives to us or from us to the Representatives shall be deemed to have been duly given if sent by registered mail, telegram or teletype, to us at our address as set forth in our Underwriters' Questionnaire previously delivered to the Representatives, or to the Representatives in care of Principal Financial Services, Inc., The Fountain Place, 1445 Ross Avenue, Suite 2300, Dallas, Texas 75202, Attention: Kathy Klock.

     We understand that the Representative are members in good standing of the NASD. We hereby confirm that we are actually engaged in the investment banking or securities business and that either (a) we are a member in good standing of the NASD or (b) we are a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Exchange Act and we agree not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 3 of this Agreement). We hereby agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and, if we are not a member of the NASD, we also hereby agree to comply with (x) the NASD's interpretation with respect to free-riding and withholding, (y) the provisions of Sections 8 and 36 of Article III of the NASD's Rules of Fair Practice as though we were a member of the NASD, and (z) Section 25 of Article III of the NASD's Rules of Fair Practice as that Section applies to a non-member foreign dealer. In connection with sales and offers to sell Shares made by us outside the United States, its territories and possessions (1) we will either furnish to each person to whom any such sale or offer is made a copy of the then-current Preliminary Prospectus or the Prospectus, as the case may be, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request and (2) we will furnish to each person to whom any such sale or offer is made such prospectus, advertisement or other offering document containing information relating to the Shares or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, advertisement or other offering document furnished by us to any person in accordance with the preceding sentence and any such additional offering material as we may furnish to any person (A) shall comply in all respects with the law of the jurisdiction in which it is so furnished (B) shall be prepared and so furnished at our sole risk and expense and (C) shall not contain information relating to the Shares or the Company that is inconsistent in any respect with the information contained in the then current Preliminary Prospectus or in the Prospectus, as the case may be.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the choice of law or conflict of laws principles thereof.

     This instrument may be signed by or on behalf of the Underwriters in one or more counterparts each of which shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed or have had signed on their behalf such counterparts and the Representatives shall have confirmed all such counterparts. The Representatives may confirm such counterparts by facsimile signature.

     Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                             Very truly yours,



                             By:
                                 -----------------------------------------------
                                 As Attorney-in-Fact for each of the several
                                 Underwriters named in Schedule A to the
                                 Underwriting Agreement referred to above

Confirmed as of the date
first above written:


PRINCIPAL FINANCIAL SECURITIES, INC.
CRUTTENDEN ROTH INCORPORATED
Representatives
By:  Principal Financial Securities, Inc.



By:
    -------------------------------------
    Authorized Signature